Exhibit 4.1


                       REGISTRATION RIGHTS AGREEMENT


                              By and Between


                          R&B FALCON CORPORATION

                                    AND

                             BSI STOCKHOLDERS


                        Dated as of January 1, 1998

                             TABLE OF CONTENTS

1.   Registration Under Securities Act
     1.1  Registration on Request
     1.2  Registration Procedures
     1.3  Preparation:  Reasonable Investigation
     1.4  Qualification to Obligations under Registration Covenants
     1.5  Indemnification

2.   Definitions

3.   Amendments and Waivers

4.   Notices

5.   Remedies

6.   Severability

7.   Entire Agreement

8.   Descriptive Headings

9.   Governing Law

10.  Counterparts


      This REGISTRATION RIGHTS AGREEMENT, dated as of January 1, 1998, is entered by and between R&B Falcon Corporation, a Delaware corporation (the "Company"), and the Stockholders of BSI Workover and Drilling, Inc., Aransas Drilling and Workover, Inc., J. Storey Charbonnet, Jack Christopher McClanahan, Elizabeth Diane McClanahan, Morgan S. Nulty, Kelly McClanahan O'Rourke, John Regard, J. Keith Short and Paul T. Westervelt, Jr. (collectively referred to as the "McClanahan Group").

      This Agreement is being entered into in connection with an agreement of merger (the "Merger Agreement") of even date herewith among the Company; BSI Workover and Drilling, Inc., a Louisiana corporation ("BSI"), and BSI Drilling and Workover, Inc., a Louisiana corporation and wholly owned subsidiary of BSI, ("BSI Subsidiary") and the McClanahan Group, pursuant to which BSI will merged with and in to Falcon Workover Company Inc. d/b/a
Blake Workover and Drilling Company ("Falcon Workover"), a Delaware corporation and wholly subsidiary of company and the common stock of the BSI Subsidiary, all of which is owned by BSI, will be converted into common stock of the company. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 2 hereof.

     1.   Registration Under Securities Act.

     1.1  Registration on Request.

                (a) Request. At any time after the execution and Closing of the Merger Agreement, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 60% of the Registrable Securities that the Company effect registration the Securities Act of all or part of such Initiating Holders Registrable Securities, the Company promptly will give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect, at the earliest possible date, the registration under the Securities Act of (i) Registrable Securities which the Company which has been so requested to register by such Initiating Holders, and (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred as to the "Selling Holders") by written request given to the Company within thirty (30) days after giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

                (b)  Registration Statement Form.  Registrations under this
Section 1.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

                (c) Effective Registration. A registration requested pursuant to Section 1.1 shall not be deemed to have been effected unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 120 days or until the distribution of all of the Registrable Securities so registered.

               (d) Limitations on Registration on Request. Notwithstanding anything in this Section 1.1 to the contrary, the Company shall not be required to take any action to file a registration statement pursuant to this Section 1.1: (i) after the Company has effected one such registration; or (ii) in the event that Company does not receive a written a request from the Initiating Holders to effect a registration hereunder within one (1) calendar year of the execution of the Merger Agreement, this Registration Rights Agreement shall terminate and the Initiating Holders shall have no rights or remedies under this Agreement.

                (e) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this
Section 1.1.

      1.2 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.1 the Company will, as expeditiously as possible, use its best efforts to:

           (i) prepare and (within 30 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practical) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective;

           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 120 days;

           (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

           (iv) register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request; keep such registration or qualification in effect for so long as such registration statement remains in effect; and take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (v) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of fact or omit to state a material fact required to be stated thereof or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (vii) otherwise comply with all applicable rules and regulations of the Commission, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

           (viii) keep each Selling Holder advised in writing as to the initiation and progress of any registration under Section 1.1;

           (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

          (x) list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the New York Stock Exchange if the Registrable Securities are reported thereon.

The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as is required by law or the Commission to be included within the registration statement or as the Company may from time to time reasonably request in writing.

           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision
(vi) of this Section 1.2, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 1.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

           1.3 Preparation: Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement, the Company (i) shall give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act and (iii) shall promptly notify the registered holder of the Registrable Securities and their counsel of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

           1.4 Qualification to Obligations under Registration Covenants. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 60 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if the Company determines, in its reasonable judgment that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly give the holders of Registrable Securities requesting registration thereof pursuant to Section
1.1 written notice of such postponement, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 and representing not less than 60% of the initiating holders shall have the right to withdraw the request for registration by giving written notice to this Company within 30 days after receipt of the notice of postponement, and in the event of such withdrawal, such request shall not be counted for purposes of the request for registration to which holders of the Registrable Securities are entitled pursuant to Section 1.1 hereof.

          1.5  Indemnification.

           (a) Indemnification by the Company. The Company will, and hereby does indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1, each seller of any Registrable Securities covered by such registration statement and each other Person, if any, who controls such seller within the meaning of the Securities Act, and their respective directors, officers, partners, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, partner, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, affiliate, partner or controlling Person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 1.5) the Company, and each manager or director of the Company, each officer of the Company and each other Person who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

           (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 1.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 1.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

           (d)   Contribution.  If the indemnification provided for in this
Section 1.5 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or
(b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentations (within the meaning of
Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

           (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 1.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

            (f) Indemnification Payments. The indemnification and contribution required by this Section 1.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      2.    Definitions.   As  used herein, unless  the  context  otherwise
requires, the following terms have the following respective meanings:

           "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Initiating Holder" is defined in Section 1.1.

           "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

           "Registrable Securities" means (i) 204,900 shares of the Common Stock of the Company issued to the McClanahan Group pursuant to the Merger Agreement and (ii) any related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

           "Related Registrable Securities" means any securities of the Company issued or issuable with respect to the Registrable Securities to the McClanahan Group by way of the Merger Agreement or by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar statute.

          "Selling Holder" is defined in Section 1.1.

      3. Amendments and Waivers. This Agreement may be amended with the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the holder or holders of at least 60% of the Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 3, whether or not such Registrable Securities shall have been marked to indicate such consent.

      4. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery:

           (a) if to McClanahan Group, addressed to J. Chris McClanahan in the manner set forth in the Merger Agreement, or at such other address as he shall furnish to the Company in writing;

           (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company and address, then and to at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

           (c) if to the Company, addressed to it in the manner set forth in the Merger Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

      5. Remedies. Each holder of Registrable Securities, is entitled to exercise all rights granted by law, including recovery of damages; such rights not to extend to incidental or consequential damages.

      6. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

     7. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

      9. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

      10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      IN  WITNESS  WHEREOF, the parties have caused this  Agreement  to  be
executed  and  delivered  by  their  respective  officers  thereunto   duly
authorized as of the date first above written.

                              R&B FALCON CORPORATION

                              BY:       _____________________________
                              NAME:     _____________________________
                              TITLE:    _____________________________

                              THE McCLANAHAN GROUP

                              ARANSAS DRILLING & WORKOVER, INC.

                              BY:       ______________________________
                              NAME:     ______________________________
                              TITLE:    ______________________________



                              ______________________________________
                              J. STOREY CHARBONNET



                              ______________________________________
                              JACK CHRISTOPHER McCLANAHAN


                              ______________________________________
                              ELIZABETH DIANE McCLANAHAN



                              ______________________________________
                              MORGAN S. NALTY


                              ______________________________________
                              KELLY McCLANAHAN O'ROURKE



                              ______________________________________
                              JOHN RAGARD



                              ______________________________________
                              J. KEITH SHORT


                              ______________________________________
                              PAUL T. WESTERVELT, JR.